SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn

Dr. Alexander J. Denner

Dr. Richard Mulligan

Professor Lucian A. Bebchuk

Dr. Eric J. Ende

Mayu Sris

Icahn Partners LP

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Icahn Partners Master Fund III L.P.

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Onshore LP

Icahn Offshore LP

Icahn Capital L.P.

IPH GP LLC

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Icahn Enterprises G.P. Inc.

Beckton Corp.

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ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 697–6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550.

Consent of the author and publication has not been obtained to use the material filed herewith as proxy soliciting material.

Forest Labs board needs change
• Two independent proxy advisory firms issued analyses
criticizing Forest Labs on several dimensions
• Presiding independent director Goodman oversaw
operations and made decisions leading to civil and
criminal violations, also lacks independence
• Compensation not tied to share performance
Icahn Nominees will help drive necessary change,
vote the GOLD card!

ISS and Glass Lewis both criticized Forest
Labs for deeply flawed corporate governance
“The image of the CEO sitting in on the ostensibly
independent directors as they discuss whether or not to
support him is uncomfortably close to that of a show
trial: a theatrical demonstration of power, with a
pre-determined outcome, in which those with ostensible
authority must first and foremost demonstrate their
zealous personal loyalty to the one who holds real
.”
“All the subsequent protestations about personal
integrity and independence ring a little hollow, when
the right course of action – calling an executive session
to let the unaffiliated outside directors debate the issues
in private, without any undue influence from insiders –
was both an obvious and easy choice.  That the
meeting appears to have been orchestrated from the
C-suite – the General Counsel, rather than the board’s
own outside advisors, apparently prepared and
presented the materials which shaped the discussion –
does not help matters.”
“If there was ever a moment for the independent
directors to take matters into their own hands, this was
it. That they failed to do so – and perhaps even failed
to recognize their own responsibility to do so – is
“We believe that there are various aspects of the
Company’s corporate governance that could suggest that
the .”
“. . .we believe that Mr. Solomon and other Company
insiders should have recused themselves from the
board deliberations and actual voting on the matter.”
“. . .we note that the board’s primary committees (audit,
compensation, and nominating and governance) have
historically been comprised of the board’s longest
tenured directors, which we believe may blunt the
impact that can be made by the recently-appointed
directors.”
“. . .the appointment of Mr. Goodman as presiding
director leaves us feeling highly dubious of the board’s
ability to enact truly positive corporate governance
reforms and only serves to drive home the Icahn Group’s
argument that the Company’s board is filled with
.”
ISS Glass Lewis
Source: ISS, Glass Lewis
power
deeply worrisome
board has become entrenched
entrenched directors
.”

ISS criticizes appearance of nepotism, in
addition to highlighting corp. gov. concerns
“However, the fact that the succession plan involves having a senior executive – presumably a candidate for the top job – report to his own father – who presumably has some influence in the matter –
is another bad omen.  SVP Solomon may in fact be the
best candidate for the job, internally or externally: it is hard to know, if all his senior level executive experience came at the firm his father has been running for four
decades.
At a
publicly-held company, succession planning should never be
confused, visually or procedurally, with establishing a dynasty.”
“Unaffiliated shareholders should be concerned about the degree to which the independent directors are truly independent of the long-serving Chairman and CEO.  Among the red flags are these directors’
apparent unwillingness to exclude the CEO from
high-stakes discussions – such as the company’s response to
threatened regulatory action against him individually – in which he is clearly conflicted, and their apparently easy acceptance of the fundamental conflict involved in making the CEO’s own son one of his direct reports.”
ISS Proxy Advisory Services, August 2011

ISS and Glass Lewis also criticized Forest
Labs on other dimensions
Stock price and
operating
performance
“. . .it is still clear that the company’s
meager returns to shareholders over
the half decade leading up to the
announcement of this proxy contest have
been substantially outpaced not just
by the specialty pharma peers, but even
by a blended group of big and specialty
pharma peers.”
“We find that the Company’s stock price
performance was better than that of the Peer
Group over the recent one-year period but has
been worse than the Peer Group over the
.”
“. . .we note that the Company’s compounded
annual growth rates for revenue and
operating income over the three- and five-year
periods ended December 31, 2010 were
all below the range of growth rates observed
in the Peer Group.  This raises some concerns
that the board and management may not
have been proactive enough in facilitating
greater growth for the Company and its
shareholders in recent years.”
Compensation
practices
Rated “High Concern” Received “D” grade
“Overall, the Company paid more than its
peers, but performed moderately worse
than its peers.”
ISS Glass Lewis
Source: ISS, Glass Lewis
longer term

Goodman’s poor business judgment and lack
of independence qualify him for removal
• Current presiding independent director Goodman was President and COO, responsible for decisions leading to civil and criminal pleadings, payment of ~$300M in fines, and higher costs and
administrative burdens from implementation of corporate integrity agreement
• Glass Lewis states:
-“Moreover, we note that the board has neither appointed an
independent chairman nor an independent presiding director . . .we do not consider him [Goodman] to be independent from the
Company’s management given that he was employed as an
executive by the Company within the past five years, served as a
Company executive for more than 25 years, and received
approximately $198,000 in retirement benefits from the Company during fiscal year 2011.”
Goodman poor choice for board,
vote the GOLD card!
Source: Submission Behalf of Howard Solomon to the HHS-OIG from Davis Polk & Wardwell; Glass Lewis

Chairman and CEO Solomon compensation
not tied to share performance
Note: Fiscal year ends March 31
Source: Public documents
While Forest Labs equity value declined by
~65%, Solomon paid ~$60M
0
2
4

8
$10M
Chairman & CEO Solomon compensation ($M)
FY 2004FY
$9.0M
2005FY
$7.0M
2006FY
$6.7M
2007FY
$5.4M
2008FY
$6.5M
2009FY
$6.6M
2010FY
$8.3M
2011
Bonus
Salary
Stock
Other
Options
$8.9M

Special note regarding this presentation
•This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although we believe that the data is reliable, we do not guarantee the accuracy or completeness of this information and have not independently verified any such information. We have not sought, nor have we received, permission from any third-party to include their information in this presentation.
•Many of the statements in this presentation reflect our subjective belief.  Although we have reviewed and analyzed the information that has informed our opinions, we do not guarantee the accuracy of any such beliefs.
•Sections of this presentation refer to the experience of our nominees for director at Forest Laboratories during their tenure as directors of Biogen Idec, ImClone Systems Inc., Genzyme Corporation, Amylin
Pharmaceuticals, and Enzon Pharmaceuticals. We believe their experience at these companies was a success and resulted in an increase in shareholder value that benefited all shareholders.  However, their success at these companies is not necessarily indicative of future results at Forest Laboratories if our nominees were to be elected to the Forest Laboratories Board of Directors. In addition, we acknowledge that if elected, our nominees will be a minority of the directors and will not alone be able to adopt resolutions.
•All stockholders of Forest Laboratories are advised to read the definitive proxy statement, the gold proxy card and other documents related to the solicitation of proxies by the Participants from the stockholders of
Forest Laboratories for use at the 2011 annual meeting of stockholders of Forest Laboratories because they contain important information. The definitive proxy statement and form of proxy along with other relevant documents are available at no charge on the SEC's website at http://www.sec.gov or by contacting D.F.
King & Co., Inc. by telephone at the following numbers:  Stockholders call toll-free: (800) 697-6975 and
Banks and Brokerage Firms call: (212) 269-5550.  In addition, the Participants will provide copies of the definitive proxy statement without charge upon request.  Information relating to the Participants is contained in the definitive Schedule 14A filed by the Participants with the SEC on July 19, 2011.